                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   ----------

                                    FORM 8-K


                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                                  July 15, 1999
                        ---------------------------------
                        (Date of earliest event reported)


                        Capital One Financial Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



      Delaware                       1-13300                      54-1719854
----------------------          ----------------             -------------------
State of incorporation          (Commission File                (IRS Employer
  or organization)                   Number)                 Identification No.)


2980 Fairview Park Drive
Suite 1300
Falls Church, Virginia                                               22042
---------------------------------------                              -----
(Address of principal executive offices)                          (Zip Code)


       Registrant's telephone number, including area code: (703) 205-1000

Item 5.  Other Events.
         ------------


         (a)      See attached press release.


         (b)      Cautionary Factors

         The attached press release contains forward-looking statements which involve a number of risks and uncertainties. The Company cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information as a result of various factors including, but not limited to, the following: continued intense competition from numerous providers of products and services which compete with the Company's businesses; with respect to financial and other products, changes in the Company's aggregate accounts or consumer loan balances and the growth rate thereof, including changes resulting from factors such as shifting product mix, amount of actual marketing expenses made by the Company and attrition of accounts and loan balances; an increase in credit losses (including increases due to a worsening of general economic conditions); the ability of the Company to continue to securitize its credit cards and consumer loans and to otherwise access the capital markets at attractive rates and terms to fund its operations and future growth; difficulties or delays in the development, production, testing and marketing of new products or services; losses associated with new products or services or expansion internationally; financial, legal, regulatory or other difficulties that may affect investment in, or the overall performance of, a product or business, including changes in existing laws to regulate further the credit card and consumer loan industry and the financial services industry, in general; the amount of, and rate of growth in, the Company's expenses (including salaries and associate benefits and marketing expenses) as the Company's business develops or changes or as it expands into new market areas; the availability of capital necessary to fund the Company's new businesses; the ability of the Company to build the operational and organizational infrastructure necessary to engage in new businesses or to expand internationally; the ability of the Company to recruit experienced personnel to assist in the management and operations of new products and services; the ability of the Company and its suppliers to successfully address Year 2000 compliance issues; and other factors listed from time to time in the Company's SEC reports, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 1998 (Part I, Item 1, Risk Factors).



Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
         ------------------------------------------------------------------

             99.1. Press Release of the Company dated July 15, 1999.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereto duly authorized.

                                   CAPITAL ONE FINANCIAL CORPORATION

         Dated:  July 15, 1999     By:    /s/ John G. Finneran, Jr.
                                          --------------------------------------
                                          John G. Finneran, Jr.
                                          Senior Vice President, General Counsel
                                          and Corporate Secretary

                                  EXHIBIT INDEX



             99.1 Press Release of the Company dated July 15, 1999.

                                  Exhibit 99.1

[LOGO OF CAPITAL ONE APPEARS HERE]                   NEWS RELEASE



FOR IMMEDIATE RELEASE:Contact:  Paul Paquin                Sam Wang
---------------------           V.P., Investor Relations   Dir., Media Relations
July 15, 1999                   (703) 205-1039             (703) 205-1180

               CAPITAL ONE REPORTS RECORD SECOND QUARTER EARNINGS

FALLS CHURCH, Va., (July 15, 1999) --- Capital One Financial  Corporation (NYSE:
COF) today announced record second quarter 1999 earnings of $87.5 million, or $.41 per share, versus earnings of $82.4 million, or $.39 per share, for the first quarter of 1999 and $66.9 million, or $.32 per share, for the comparable period in the prior year. All earnings per share amounts reflect the Company's three-for-one stock split distributed on June 1, 1999.

         "Capital One is extremely pleased to report record quarterly earnings once again. And we've added more than one million customers for the fourth consecutive quarter," said Richard D. Fairbank, Capital One's Chairman and Chief Executive Officer. "This robust growth enables us to continue delivering strong returns while investing in the future."

         The managed net charge-off rate decreased significantly to 3.73 percent for the second quarter of 1999 versus 3.93 percent for the first quarter of 1999 and 5.91 percent for the comparable period in the prior year. The managed delinquency rate (30+ days) increased to 4.72 percent as of June 30, 1999, compared with 4.56 percent as of March 31, 1999.

         "For the seventh consecutive quarter, our charge-off rate has declined and continues to be the lowest among industry leaders," said Nigel W. Morris, Capital One's President and Chief Operating Officer. "We continue to be pleased by our strong credit performance and revenue growth, which have increased our margins to record levels."

         The managed net interest margin increased to 10.89 percent in the second quarter of 1999 versus 10.59 percent in the first quarter of 1999 and
9.84 percent for the comparable period in the prior year. The increased margin, higher non-interest income and the aforementioned decrease in net charge-offs each contributed to the increase in risk adjusted margin to 15.50 percent, compared to 14.42 percent for the first quarter of 1999 and 10.83 percent for the comparable period of the prior year.

         During the second quarter of 1999, the Company added 1.2 million net new accounts, bringing total accounts to 19.2 million. Second quarter 1999 revenue, defined as managed net interest income and non-interest income, rose to $927 million versus $873 million in the first quarter of 1999 and $653 million for the comparable period in the prior year. For the quarter, Capital One's managed consumer loan balances increased by $416 million to $17.9 billion.

         Marketing expense for the second quarter of 1999 was a record $178 million compared to $176 million in the first quarter of 1999 and $86 million in the comparable period of the prior year. Other non-interest expenses (excluding marketing) for the second quarter of 1999 were $430 million versus $374 million for the first quarter of 1999 and $246 million in the comparable period of the prior year. Operating expenses continue to reflect increased investment in staff levels associated with the Company's growing account base and investment in the Internet.

         The allowance for loan losses increased by $15 million during the second quarter of 1999 to $266 million or 3.58 percent of on-balance sheet receivables as of June 30, 1999, compared to 3.46 percent as of March 31, 1999. Capital ratios remained strong as of June 30, 1999 at 14.19 percent of reported assets and 7.15 percent of managed assets.

         The Company also announced that it will begin reporting on America One as a separate business segment. For the first six months of 1999, the telecommunications business produced an operating loss (net revenue less marketing and direct expenses) of $57 million on gross revenues of $67 million. "These results are consistent with expectations and reflect our upfront marketing investment in this rapidly growing business," said Mr. Fairbank. "In response to aggressive competitive pricing, America One is significantly slowing its investment in certain core wireless market segments and, over time will increase its investment in market segments that are generally not being served by major wireless competitors."

     Headquartered in Falls Church, Virginia, Capital One Financial Corporation (www.CapitalOne.com) is a holding company whose principal subsidiaries, Capital One Bank and Capital One, F.S.B., offer consumer lending products. Capital One's subsidiaries collectively had 19.2 million customers and $17.9 billion in managed loans outstanding as of June 30, 1999, and are among the largest providers of MasterCard and Visa credit cards in the world. Capital One trades on the New York Stock Exchange under the symbol "COF" and is included in the S&P 500 Index. Earlier this year, Capital One ranked #41 in Fortune's list of "Best Places to Work" and #15 best performer in Business Week's rating of the S&P 500.
                                      ###
[Note: This release and financial information are available on the Internet on Capital One's home page (address: http://www.CapitalOne.com). Click on "Investor Center" to view/download the release and financial information.]

                     CAPITAL ONE FINANCIAL CORPORATION (COF)
                         FINANCIAL & STATISTICAL SUMMARY

                                                    99               99                98               98                98
(in millions, except per share data and as noted)   Q2               Q1                Q4               Q3                Q2
--------------------------------------------------------------------------------------------------------------------------------
Earnings (Managed Basis)
Net Interest Income                            $   528.8         $  515.7          $  443.4         $  440.8          $  399.5
Non-Interest Income                                398.5            357.6             327.9            264.6             253.2
                                            ------------------------------------------------------------------------------------
Total Revenue                                      927.3            873.3             771.3            705.4             652.7
Provision for Loan Losses                          178.3            190.5             186.3            208.9             213.1
Marketing Expenses                                 178.2            176.1             159.0            126.5              85.8
Operating Expenses                                 429.6            373.9             308.9            257.0             246.0
                                            ------------------------------------------------------------------------------------
Income Before Taxes                                141.1            132.9             117.2            112.9             107.8
Tax Rate                                            38.0 %           38.0 %            38.0 %           38.0 %            38.0 %
Net Income                                     $    87.5         $   82.4          $   72.7         $   70.0          $   66.9
--------------------------------------------------------------------------------------------------------------------------------
Common Share Statistics
Basic EPS                                      $    0.44         $   0.42          $   0.37         $   0.36          $   0.34
Diluted EPS                                    $    0.41         $   0.39          $   0.35         $   0.33          $   0.32
Dividends Per Share                            $    0.03         $   0.03          $   0.03         $   0.03          $   0.03
Book Value Per Share (period end)              $    7.11         $   6.69          $   6.45         $   5.94          $   5.44
Stock Price Per Share (period end)             $   55.69         $  50.33          $  38.33         $  34.35          $  41.40
Total Market Capitalization (period end)       $10,991.3         $9,929.1          $7,551.1         $6,758.0          $8,139.0
Shares Outstanding (period end)                    197.4            197.3             197.0            196.7             196.6
Shares Used to Compute Basic EPS                   197.6            197.2             197.0            197.2             196.6
Shares Used to Compute Diluted EPS                 211.5            210.0             209.1            210.0             208.6
--------------------------------------------------------------------------------------------------------------------------------
Managed Loan Statistics (period avg.)
Average Loans                                  $  17,598         $ 17,436          $ 16,547         $ 15,746          $ 14,417
Average Earning Assets                         $  19,428         $ 19,482          $ 18,702         $ 17,372          $ 16,242
Average Assets                                 $  20,714         $ 20,722          $ 19,944         $ 18,597          $ 17,296
Average Equity                                 $   1,320         $  1,302          $  1,212         $  1,149          $  1,037
Net Interest Margin                                10.89 %          10.59 %            9.48 %          10.15 %            9.84 %
Risk Adjusted Margin (1)                           15.50 %          14.42 %           12.21 %          11.68 %           10.83 %
Return on Average Assets (ROA)                      1.69 %           1.59 %            1.46 %           1.51 %            1.55 %
Return on Average Equity (ROE)                     26.52 %          25.32 %           23.99 %          24.36 %           25.78 %
Net Charge-Off Rate                                 3.73 %           3.93 %            4.51 %           5.03 %            5.91 %
Net Charge-Offs                                $   164.0         $  171.1          $  186.5         $  198.1          $  213.0
--------------------------------------------------------------------------------------------------------------------------------
Managed Loan Statistics (period end)
Reported Loans                                 $   7,427         $  7,246          $  6,157         $  5,667          $  5,140
Securitized Loans                                 10,433           10,198            11,238           10,671             9,829
                                            ------------------------------------------------------------------------------------
Total Loans                                    $  17,860         $ 17,444          $ 17,395         $ 16,338          $ 14,969
Delinquency Rate (30+ days)                         4.72 %           4.56 %            4.70 %           4.90 %            5.14 %
Number of Accounts (000's)                        19,213           18,022            16,706           14,907            13,588
Total Assets                                   $  20,985         $ 20,318          $ 20,619         $ 19,211          $ 17,462
Capital, Including Preferred Interests         $ 1,501.0         $1,417.2          $1,368.3         $1,267.0          $1,167.0
Capital to Managed Assets Ratio                     7.15 %           6.98 %            6.64 %           6.60 %            6.68 %
--------------------------------------------------------------------------------------------------------------------------------

(1) Risk adjusted  margin is total revenue less net charge-offs as a percentage of average earning assets.


CAPITAL ONE FINANCIAL CORPORATION
Consolidated Balance Sheets
(in thousands)(unaudited)

                                                                   June 30           December 31          June 30
                                                                     1999               1998                1998
                                                                --------------     ---------------     ---------------

Assets:
Cash and due from banks                                         $      25,582      $       15,974      $        8,463
Federal funds sold and resale agreements                                                  261,800
Interest-bearing deposits at other banks                               72,616              22,393              30,926
                                                                --------------     ---------------     ---------------
    Cash and cash equivalents                                          98,198             300,167              39,389
Securities available for sale                                       1,615,422           1,796,787           1,431,091
Consumer loans                                                      7,426,974           6,157,111           5,140,340
    Less:  Allowance for loan losses                                 (266,000)           (231,000)           (213,000)
                                                                --------------     ---------------     ---------------
Net loans                                                           7,160,974           5,926,111           4,927,340
Premises and equipment, net                                           347,168             242,147             188,727
Interest receivable                                                    60,858              52,917              45,866
Accounts receivable from securitizations                              886,680             833,143             836,274
Other                                                                 411,324             268,131             182,751
                                                                --------------     ---------------     ---------------
    Total assets                                                $  10,580,624      $    9,419,403      $    7,651,438
                                                                ==============     ===============     ===============


Liabilities:
Interest-bearing deposits                                       $   2,414,933      $    1,999,979      $    1,287,402
Other borrowings                                                    1,356,374           1,644,279             959,480
Senior notes                                                        4,539,776           3,739,393           3,709,404
Deposit notes                                                                                                  99,996
Interest payable                                                      101,150              91,637              83,167
Other                                                                 667,407             575,788             345,037
                                                                --------------     ---------------     ---------------
    Total liabilities                                               9,079,640           8,051,076           6,484,486

Capital Securities                                                     98,048              97,921              97,791

Stockholders' Equity:
Common stock(1)                                                         1,997               1,997               1,997
Paid-in capital, net(1)                                               626,796             598,167             560,187
Retained earnings and cumulative other comprehensive income           852,105             740,493             550,906
    Less:  Treasury stock, at cost                                    (77,962)            (70,251)            (43,929)
                                                                --------------     ---------------     ---------------
    Total stockholders' equity                                      1,402,936           1,270,406           1,069,161
                                                                --------------     ---------------     ---------------
    Total liabilities and stockholders' equity                  $  10,580,624      $    9,419,403      $    7,651,438
                                                                ==============     ===============     ===============


(1) All periods have been restated to reflect the Company's  three-for-one stock split effective June 1, 1999.


CAPITAL ONE FINANCIAL CORPORATION
Consolidated Statements of Income
(in thousands, except per share data)(unaudited)


                                                              Three Months Ended                        Six Months Ended
                                                     June 30        March 31        June 30         June 30         June 30
                                                       1999           1999            1998            1999            1998
                                                  ------------    ------------    ------------    ------------    ------------


Interest Income:
Consumer loans, including fees                    $    353,193    $    325,067    $    245,129    $    678,260    $    474,767
Federal funds sold and resale agreements                   764           1,487           2,140           2,251           7,218
Other                                                   23,816          26,517          24,169          50,333          47,495
                                                  ------------    ------------    ------------    ------------    ------------
    Total interest income                              377,773         353,071         271,438         730,844         529,480

Interest Expense:
Deposits                                                26,438          23,942          13,635          50,380          27,773
Other borrowings                                        19,484          23,837          20,375          43,321          36,428
Senior and deposit notes                                80,654          72,495          67,704         153,149         130,733
                                                  ------------    ------------    ------------    ------------    ------------
    Total interest expense                             126,576         120,274         101,714         246,850         194,934
                                                  ------------    ------------    ------------    ------------    ------------
Net interest income                                    251,197         232,797         169,724         483,994         334,546
Provision for loan losses                               74,301          74,586          59,013         148,887         144,879
                                                  ------------    ------------    ------------    ------------    ------------
Net interest income after provision for loan loss      176,896         158,211         110,711         335,107         189,667

Non-Interest Income:
Servicing and securitizations                          293,606         271,954         155,412         565,560         324,067
Service charges and other fees                         244,874         222,453         153,170         467,327         285,615
Interchange                                             33,567          30,219          20,371          63,786          35,170
                                                  ------------    ------------    ------------    ------------    ------------
    Total non-interest income                          572,047         524,626         328,953       1,096,673         644,852

Non-Interest Expense:
Salaries and associate benefits                        194,461         179,194         113,428         373,655         221,381
Marketing                                              178,242         176,088          85,811         354,330         160,811
Communications and data processing                      62,478          58,072          34,840         120,550          64,203
Supplies and equipment                                  42,303          36,704          32,368          79,007          54,983
Occupancy                                               16,381          13,914          11,090          30,295          21,734
Other                                                  113,984          85,996          54,299         199,980          97,607
                                                  ------------    ------------    ------------    ------------    ------------
    Total non-interest expense                         607,849         549,968         331,836       1,157,817         620,719
                                                  ------------    ------------    ------------    ------------    ------------
Income before income taxes                             141,094         132,869         107,828         273,963         213,800
Income taxes                                            53,616          50,490          40,975         104,106          81,244
                                                  ============    ============    ============    ============    ============
Net income                                        $     87,478    $     82,379    $     66,853    $    169,857    $    132,556
                                                  ============    ============    ============    ============    ============

Basic earnings per share(1)                       $       0.44    $       0.42    $       0.34    $       0.86    $       0.67
                                                  ============    ============    ============    ============    ============
Diluted earnings per share(1)                     $       0.41    $       0.39    $       0.32    $       0.80    $       0.64
                                                  ============    ============    ============    ============    ============
Dividends paid per share(1)                       $       0.03    $       0.03    $       0.03    $       0.05    $       0.05
                                                  ============    ============    ============    ============    ============

(1) All periods have been restated to reflect the Company's  three-for-one stock split effective June 1, 1999.


CAPITAL ONE FINANCIAL CORPORATION
Statements of Average Balances, Income and Expense, Yields and Rates
(dollars in thousands)(unaudited)

Managed (1)                                                 Quarter Ended 6/30/99                      Quarter Ended 3/31/99
                                                   -------------------------------------      ------------------------------------
                                                       Average       Income/    Yield/          Average         Income/    Yield/
                                                       Balance       Expense     Rate           Balance         Expense     Rate
                                                       -------       -------     ----           -------         -------     ----
Earning assets:
   Consumer loans                                  $   17,597,571  $   766,595   17.43 %      $  17,435,530  $   745,643   17.11 %
   Federal funds sold and resale agreements                63,578          764    4.81              126,493        1,487    4.70
   Other                                                1,767,280       23,816    5.39            1,920,191       26,517    5.52
                                                   -------------------------------------      ------------------------------------
Total earning assets                               $   19,428,429  $   791,175   16.29 %      $  19,482,214  $   773,647   15.88 %
                                                   ===========================                ==========================

Interest-bearing liabilities:
   Deposits                                        $    2,270,769  $    26,438    4.66 %      $   2,101,086  $    23,942    4.56 %
   Other borrowings                                     1,501,960       19,484    5.19            1,680,026       23,837    5.68
   Senior and deposit notes                             4,620,921       80,654    6.98            4,189,839       72,495    6.92
   Securitization liability                            10,161,421      135,788    5.35           10,570,532      137,720    5.21
                                                   -------------------------------------      ------------------------------------
Total interest-bearing liabilities                 $   18,555,071  $   262,364    5.66 %      $  18,541,483  $   257,994    5.57 %
                                                   ===========================                ==========================

                                                                                 =======                                   =======
Net interest spread                                                              10.63 %                                   10.31 %
                                                                                 =======                                   =======

Interest income to average earning assets                                        16.29 %                                   15.88 %
Interest expense to average earning assets                                        5.40                                      5.29
                                                                                 =======                                   =======
Net interest margin                                                              10.89 %                                   10.59 %
                                                                                 =======                                   =======




                                                            Quarter Ended 6/30/98
                                                   -------------------------------------
                                                       Average       Income/    Yield/
                                                       Balance       Expense     Rate
                                                       -------       -------     ----
Earning assets:
   Consumer loans                                  $   14,416,722  $   607,247   16.85 %
   Federal funds sold and resale agreements               151,275        2,140    5.66
   Other                                                1,674,381       24,169    5.77
                                                   -------------------------------------
Total earning assets                               $   16,242,378  $   633,556   15.60 %
                                                   ===========================

Interest-bearing liabilities:
   Deposits                                        $    1,193,508  $    13,635    4.57 %
   Other borrowings                                     1,318,889       20,375    6.18
   Senior and deposit notes                             3,905,684       67,704    6.93
   Securitization liability                             9,190,007      132,337    5.76
                                                   -------------------------------------
Total interest-bearing liabilities                 $   15,608,088  $   234,051    6.00 %
                                                   ===========================

                                                                                 =======
Net interest spread                                                               9.60 %
                                                                                 =======

Interest income to average earning assets                                        15.60 %
Interest expense to average earning assets                                        5.76
                                                                                 =======
Net interest margin                                                               9.84 %
                                                                                 =======


(1) The information in this table reflects the adjustment to add back the effect of securitized loans.